Exhibit 10.2

STANDSTILL AND FORBEARANCE AGREEMENT

THIS STANDSTILL AND FORBEARANCE AGREEMENT (the “Agreement”) is made and executed as of December xx, 2019, by and among (i) PRESSURE BIOSCIENCES, INC., a corporation incorporated under the laws of the State of Massachusetts (the “Company”), and (ii) XXXXXXXXX, a corporation incorporated under the laws of the State of XXXXX (the “Creditor”).

W I T N E S S E T H:

WHEREAS, the Creditor has previously made a loan and has existing obligations outstanding and owed by the Company (together with any and all obligations existing as of the date hereof or following the date hereof, the “Obligations”), which obligations are evidenced by, among other things, certain variable rate convertible promissory notes dated XXXXX (the “Notes”); and

WHEREAS, the Company is presently engaged in negotiations with certain third parties, pursuant to which the Company may ultimately conclude one or more transactions which, upon the closing thereof, it is anticipated will benefit the Company; and

WHEREAS, the Creditor acknowledges and agrees that the aforementioned transactions, if closed, will benefit the Creditor, and, as such, in consideration of such benefit, the Creditor has agreed to enter into this Agreement; and

WHEREAS, from the date the Company files its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 with the Securities and Exchange Commission (the “Filing Date”) through and including the sixtieth (60th) calendar day after the Filing Date (the “Expiration Date”), the Creditor has agreed to standstill and forebear from exercising any rights with respect to the Notes or any of the indebtedness or obligations owing by the Company to the Creditor, including, but not limited to the Obligations, whether presently existing or arising in the future, as amended, restated, renewed or supplemented from time to time, except such rights permitted by the Company and consented to in writing by the Company following the Filing Date on a case by case basis (the “Debt”). However, for the purposes of clarity, in no case will the 60-day standstill and forbearance period extend beyond January 31, 2020; and

WHEREAS, in exchange for the Creditor’s forbearance, the Company has agreed to issue the Creditor shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES, ACTS, RELEASES AND OTHER GOOD AND VALUABLE CONSIDERATION HEREINAFTER RECITED, THE SUFFICIENCY AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1. Recitals; Definitions. The recitals set forth above are true and correct and are incorporated herein by reference.

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2. Share Issuance. Within five (5) business days of the Filing Date, the Company shall issue the Creditor (i) (Cash) or (ii) XXXX shares of the Company’s common stock with such securities bearing a Securities Act restrictive legend.

3. Standstill and Forbearance. From the Filing Date through and including the Expiration Date, the Creditor does hereby agree to standstill and forebear from exercising any rights with respect to the Debt, including, but not limited to: (i) any right to payment or distribution by or on behalf of the Company, directly or indirectly, of assets of the Company of any kind or character for or on account of the Debt; (ii) any right to enforce or collect upon the Debt prior to or following an event of default under or pursuant to the Notes or otherwise; and (iii) any and all security interests, liens, charges, encumbrances or other interests that the Creditor may have or obtain at any time in any assets of the Company to secure the Debt (if any, the “Existing Liens”),

4. No Enforcement. From the Filing Date through and including the Expiration Date, the Creditor will not demand all or any part of the Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will the Creditor exercise any remedy available with respect to the Notes or with respect to any of the Existing Liens against any assets or property of the Company, nor will the Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company.

5. Payment at Discretion of Company. From the Filing Date through and including the Expiration Date, the Company, at its sole discretion, has the right, but not the obligation, to pay to the Creditor all or any part of the Debt by wire transfer of immediately available funds. Upon such written notice, the Creditor will have a period of 48 hours to convert part or all of the Debt into fully paid and non-assessable shares of Common Stock at a fixed conversion price of $2.50 per share.

6. Waiver. The Creditor hereby waives any and all defaults known or unknown with respect to the Company’s compliance with any covenant or agreement contained in the Notes or the transaction documents related to the Obligations, the Debt, and, if any, the Existing Liens, from and including November 14, 2019 through and including the Expiration Date (the foregoing, the “Waiver”). For the avoidance of doubt, this Waiver includes, but is not limited to, waiving all defaults with respect to any failure by the Company make any payments to the Creditor, waiving all cross-defaults, and waiving all defaults with respect to any failure by the Company to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended.

7. Conversion Rights. The Creditor and the Company agree that the Creditor shall have the right, from the Filing Date through and including the Expiration Date, to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest (subject to a beneficial ownership limitation following conversion of 4.99% of the outstanding shares of Common Stock) of the Notes into fully paid and non-assessable shares of Common Stock at a fixed conversion price of $2.50 per share. If, however, from the Filing Date through and including the Expiration Date, any holder of any convertible promissory note issued by the Company converts such note into shares of Common Stock at a variable rate conversion price, the Creditor shall also have the right to convert the Notes into shares of Common Stock at a variable rate conversion price as governed by the Notes.

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8. Restrictions on Transferability of Debt. The Creditor agrees that it shall not transfer, assign, encumber, hypothecate or subordinate, at any time prior to the Expiration Date, the Notes or any right, claim or interest of any kind in or to any of the Debt, either principal or interest or otherwise.

9. Miscellaneous.

(a) Continuing Agreement. This Agreement is a continuing agreement and shall continue in effect and be binding upon the Company and the Creditor. The agreements set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the Company.

(b) Obligations of the Company Not Affected. The provisions of this Agreement are intended solely for the purpose of temporarily defining the rights of the Creditor with respect to the obligations of the Company to the Creditor. Nothing contained in this Agreement shall impair, as between the Creditor and the Company, the obligation of the Company to pay its respective obligations with respect to the Debt as and when the same shall become due and payable (subject, however, to the terms of this Agreement).

(c) Further Assurances. The parties shall execute, acknowledge, deliver, file, notarize, and register all such further agreements, instruments, certificates, financing statements, documents, and assurances, and perform such acts reasonably necessary to effectuate the purposes of this Agreement.

(d) Entire Agreement. This Agreement: (i) is valid, binding and enforceable against the Creditor and Company in accordance with its terms and provisions and no conditions exist as to its legal effectiveness; and (ii) constitutes the entire agreement between the parties with respect to the subject matter hereof. No promises, either expressed or implied, exist between the Creditor and the Company, unless contained herein. This Agreement is the result of negotiations between the Creditor and the Company and has been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties and is the product of all parties.

(e) Amendments. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and acknowledged by both parties, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(f) MANDATORY FORUM SELECTION. THE CREDITOR AND THE COMPANY EACH IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. THE CREDITOR AND THE COMPANY HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID STATE, AND EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

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(g) Governing Law. This Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of New York is set to be governed, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

(h) WAIVER OF JURY TRIAL. THE CREDITOR AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE CREDITOR AND THE COMPANY ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(i) Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Pressure BioSciences, Inc.
14 Norfolk Avenue
South Easton, MA 02375
Attn: Richard T. Schumacher

With a copy to:	Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Joseph Lucosky, Esq.

If to Creditor:
Attn:
E-Mail:

With a copy to:
Attn:
E-Mail:

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unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

(j) Binding Effect. This Agreement shall become effective upon the Filing Date and shall be binding on the parties hereto and their respective successors and assigns.

(k) Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(l) Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.

(m) Costs, Fees and Expenses. Each party agrees that it shall pay its own costs, fees and expenses in connection with the preparation and execution of this Agreement.

(n) Authority. Each party hereby represents and warrants to the others that each party has the requisite power and authority to enter into this Agreement and otherwise to carry out its respective obligations hereunder, and that the execution, delivery and performance by each party of this Agreement have been duly authorized by all necessary action on the part of each party, respectively and as applicable, and that the person executing this Agreement on behalf of each party has been fully authorized to do so in accordance with applicable law and the governing documents of each party.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Standstill and Forbearance Agreement as of the date first written above.

PRESSURE BIOSCIENCES, INC.

By:
Name:	Richard T. Schumacher
Title:	Chief Executive Officer

LENDER

By:
Name:
Title:

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